Exhibit 3.1

Delaware

The first State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWAREM DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “DALIAN ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE TENTH DAY OF NOVEMBER, A.D. 2005, AT 5:17 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FOWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4059495 8100 050920797	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 4290372 DATE: 11-10-05

State of Delaware
Secretary of State
Division of Corporation
Delivered 05:23 PM 11/10/2005
FILED 05:17 PM 11/10/2005
SRV 050920797 - 4059495 FILE

CERTIFICATE OF INCORPORATION
OF
DALIAN ACQUISITION CORP.

FIRST: The name of the Corporation is DALIAN ACQUISITION CORP.

SECOND: The address of its registered offices in the state of Delaware is 1209 Orange Street in the City of Wilmington, New Castle County, DE 19801. The name of its Registered Agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purpose to be conducted or promoted by the Corporation is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total authorized capital stock of the Corporation is two hundred (200) shares of Common Stock of par value of $.001 each.
The holders of the Corporation’s Common Stock as a class, have equal ratable rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available for distribution, are not redeemable and have no preemptive or similar rights; and holders of the Corporations Common Stock have on non-cumulative vote for each share held of record on all matters to be voted on by the Corporation’s stockholders.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: In furtherance and not in limitation of the powers conferred by the statue, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statues) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless by the By-Laws of the Corporation shall so provide.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors or any other person herein are granted subject to this reservation.

NINTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability (i) for any breach of the director’s duty of loyal to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction fro which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

TENTH: The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

ELEVENTH: The name and mailing address of the incorporation is:

Tracy Kroeker
c/o Goltech Mining Corporation
3-11 Belross Drive
Suite 314
St. Albert, Alberta, Canada T8N 5C9

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do not make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are (true, and accordingly have hereunto set my hand this 10th day of November 2005.

/s/ TRACY KROEKER Tracy Kroeker

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